UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
OCEAN POWER TECHNOLOGIES, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with OPT’s solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations, and reschedulings thereof (the “2023 Annual Meeting”).

Press Release Issued by OPT on December 4, 2023

Attached hereto is a press release issued by OPT on December 4, 2023.

Additional Information and Where to Find It

OPT has filed with the SEC a revised definitive proxy statement on Schedule 14A on December 4, 2023, including a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for the 2023 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY OPT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by OPT free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by OPT are also available free of charge by accessing OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, its directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by OPT in connection with matters to be considered at the 2023 Annual Meeting. Information about OPT’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in OPT’s revised definitive proxy statement for the 2023 Annual Meeting (including the schedules and appendices thereto), which was filed with the SEC on December 4, 2023. To the extent holdings of OPT securities reported in the definitive proxy statement for the 2023 Annual Meeting have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Ocean Power Technologies Commences Mailing of Definitive Proxy

Materials for 2023 Annual Meeting

Delaware Court Rules Against Paragon and Its Attempt to Force OPT to Recognize Its Deficient Nominations Notice

OPT Urges Stockholders to Vote ONLY on the WHITE Proxy Card “For All” of the Board’s Highly Qualified and Experienced Nominees

MONROE TOWNSHIP, N.J., December 4, 2023 -- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that it has commenced mailing definitive proxy materials for its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, January 31, 2024, via live webcast. OPT’s stockholders of record as of the close of business on December 4, 2023, will be entitled to attend and vote at the Annual Meeting.

OPT urges stockholders to vote ONLY on the WHITE proxy card to support the election of all of the Board of Directors’ (the “Board”) highly qualified director nominees and the continued execution of the Company’s strategy to increase stockholder value.

OPT also commented on the recent Delaware Court of Chancery (the “Court”) ruling denying the request from Paragon Technologies, Inc. (“Paragon”) to block the Company from continuing to reject Paragon’s deficient notice of nominations of a control slate of nominees (the “Notice”) for election at the Annual Meeting:

“We are pleased with the Court’s ruling, and we hope we can now return our full attention and focus to operating and growing the business to deliver on OPT’s very significant potential. We are excited about the opportunities that lie ahead. With our R&D phase substantially completed, we now expect OPT to achieve profitability in calendar year 2025 – an important milestone for the Company and all stakeholders. We are fully focused on executing our strategy and expanding our foundation to deliver value for stockholders.”

As previously disclosed, in October, the Board rejected Paragon’s Notice for not complying with OPT’s bylaws, which require the disclosure of specific information about the nominating stockholder and its proposed director nominees, so that stockholders can make informed voting decisions. Paragon failed to disclose the required information, including, among other deficiencies, Paragon’s self-interested agenda for seeking control of OPT as well as the conflicts of interest that would have existed if some of Paragon’s candidates were elected to the Board.

Paragon filed a lawsuit against OPT seeking to block the Board from rejecting the deficient Notice. In its November 30, 2023 ruling against Paragon, the Court noted that there was evidence that the OPT Board enforced certain bylaws to uphold important corporate interests. The Court, citing a discussion between two of Paragon’s director candidates, also pointed out that contemporaneous communications suggest that Paragon may have had undisclosed plans for OPT if its proxy contest succeeded and it gained control of the Board, including a stock-for-stock reverse merger between Paragon and OPT on terms that were never disclosed. The Court concluded that Paragon had not succeeded on the merits of its claims. Accordingly, Paragon’s deficient Notice remains rejected, and any attempt by Paragon at the 2023 Annual Meeting to nominate its purported nominees for election to the Board will be disregarded, and no votes in favor of Paragon’s purported nominees will be recognized or tabulated at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” OF OPT’S

NOMINEES (TERENCE J. CRYAN, J. PHILIPP STRATMANN, CLYDE W. HEWLETT, NATALIE

LORENZ-ANDERSON, DIANA G. PURCEL, AND PETER E. SLAIBY) ONLY ON THE WHITE PROXY CARD.

Stockholders are urged to disregard any proxy materials they receive from

Paragon as no votes in favor of Paragon’s purported nominees will be recognized or tabulated at the 2023 Annual Meeting.

ABOUT OCEAN POWER TECHNOLOGIES

OPT, a leader in innovative and cost-effective, low carbon marine data, power, and consulting services, provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASV) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics and strategic consulting services including simulation engineering, software engineering, concept design and motion analysis through our wholly owned subsidiary 3Dent. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements in this release include, but are not limited to, those statements relating to OPT’s future operating and financial performance, the impact of OPT’s various initiatives on the enhancement of stockholder value and its future operating and financial performance, OPT’s expectation that it will be profitable during calendar year 2025, the impact on OPT of divesting its consulting team, including the projected savings that OPT will experience therefrom, the growth in OPT’s opportunity pipeline, OPT’s ability to monetize such opportunities into actual revenue, and the impact on OPT of expanding its executive leadership team, OPT’s ability to drive the next phase of its growth and the commercialization of its products, OPT’s ability to execute on its strategy and create value for its stockholders, the expenses that OPT will incur to respond to the proxy contest and the related litigation being waged by Paragon Technologies, Inc., OPT’s ability to finance its operations without seeking additional capital from financing sources, the impact on OPT of substantially completing its research and development phase, other statements relating to OPT’s future economic and operating performance, plans, or objectives, and all other statements contained in this press release that are not historical facts. Other forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect OPT’s current expectations about its future performance, plans, and objectives. By their nature, forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and involve risks and uncertainties that could cause actual results to materially differ from those anticipated or expressed in any forward-looking statement. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including, without limitation risks related to our ability to execute on our strategy, drive growth, and create value for our stockholders; our ability to develop, market, and commercialize our products; our ability to monetize our opportunity pipeline; our ability to achieve and, thereafter, sustain profitability; our ability to win government contracts, including in the defense and security sectors; the possibility that we may not be able to obtain the necessary facility and personnel clearances to qualify for certain government contracts, including in the defense and security sectors; our ability to continue the development of our proprietary technologies; our expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services; our ability to obtain additional funding, as and if needed; our history of operating losses, which we expect to continue for at least the short term and possibly longer; our ability to control our expenses; our ability to attract and retain qualified personnel, including executive management; our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute; our ability to protect our intellectual property portfolio; the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers, and personnel; our ability to meet product development, manufacturing and customer delivery deadlines; our ability to identify and penetrate markets for our products, services, and solutions; and the risks related to the actions of Paragon Technologies, Inc. in connection with its threatened proxy contest against OPT and the related litigation brought against OPT, including the amount of related costs incurred by OPT and the disruption caused to OPT’s business activities by these actions.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. Additional factors are described in OPT’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports). Any forward-looking statements speak only as of the date on which such statements are made, and OPT undertakes no obligation or intent to update such forward-looking statements to reflect events or circumstances arising after such date. OPT cautions investors not to place undue reliance on any such forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Important Additional Information And Where To Find It

OPT has filed with the SEC a revised definitive proxy statement on Schedule 14A on December 4, 2023, including a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for the 2023 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY OPT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by OPT free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by OPT are also available free of charge by accessing OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, its directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by OPT in connection with matters to be considered at the 2023 Annual Meeting. Information about OPT’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in OPT’s revised definitive proxy statement for the 2023 Annual Meeting (including the schedules and appendices thereto), which was filed with the SEC on December 4, 2023. To the extent holdings of OPT securities reported in the definitive proxy statement for the 2023 Annual Meeting have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Investors:

609-730-0400 x401 or

InvestorRelations@oceanpowertech.com

Media:

609-730-0400 x402 or

MediaRelations@oceanpowertech.com

Or

Longacre Square Partners

Joe Germani / Dan Zacchei

jgermani@longacresquare.com / dzacchei@longacresquare.com